Exhibit 99.2

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    Thomason StreetEvents(SM)

    Conference Call Transcript

    CPWR - Q2 2007 Compuware Corporation Earnings Conference Call

    Event Date/Time: Oct. 26. 2006 / 5:00PM ET


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                                                                FINAL TRANSCRIPT

Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings Conference Call




CORPORATE PARTICIPANTS

Lisa Elkin
Compuware Corporation - VP Communications and IR

Laura Fournier
Compuware Corporation - SVP, CFO

Hank Jallos
Compuware Corporation - President and COO

Andy Trestrail
Compuware Corporation - President, COO, Professional Services

Bob Paul
Compuware Corporation - President, COO Covisint Division


CONFERENCE CALL PARTICIPANTS

David Rudow
Piper Jaffray - Analyst

Kirk Materne
Banc of America Securities - Analyst

Aaron Schwartz
JPMorgan - Analyst

William Vanover
Planning Alternative - Analyst


PRESENTATION

Operator

Welcome to the Compuware Corporation second-quarter earning release conference call. [OPERATOR INSTRUCTIONS]. And at the request of Compuware, ladies and gentlemen, today's conference is being recorded for instant replay purposes. That information will be announced at the conclusion of our call. So with that being said, we're going to get right to the second-quarter agenda. Here with our opening remarks is Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Please go ahead, Ms. Elkin. Go ahead. Thank you very much, Brent, good afternoon, ladies and gentlemen.

Lisa Elkin  - Compuware Corporation - VP Communications and IR

With me this  afternoon  are Laura  Fournier,  Senior Vice  President  and Chief
Financial Officer, Hank Jallos, President and Chief Operating Officer of Products. Andy Trestrail, President and Chief Operating Officer of Professional Services. Bob Paul, President and Chief Operating Officer of Covisint. And Tom Costello, Senior Vice President of Human Resources, General Counsel, and Secretary.

Certain statements made during this conference call that are not historical facts including those regarding the Company's future plans, objectives, and expected performance are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The Company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.


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                                                                FINAL TRANSCRIPT

Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings Conference Call

For those of you who do not have a copy, I will begin by summarizing the press release. Laura, Hank, Andy, and Bob will then provide details about the quarter and other Compuware business. We will then open the call to your questions.

Compuware announced fiscal 2007 second quarter results. Compuware earned $0.07 per share in Q2. Sales of distributor products increased 10.5% year over year. Compuware today announced financial results for the second quarter, which ended September 30, 2006. The Company's final results for the quarter are in line with the preliminary financial results announced on October 12, 2006. Compuware reports second-quarter revenue of $288.5 million, and second-quarter net income of $24.8 million. Compuware earned $0.07 per share, diluted computation in the quarter, compared to six cent in Q2 of fiscal 2006, based upon 364.5 million and
391.2 million shares outstanding respectively.

During the company's second quarter, software license fees were $56.7 million. Professional services fees were $116.7 million. And maintenance fees were $115.1 million.

I would now like to turn the call over to Laura. Laura?

Laura Fournier  - Compuware Corporation - SVP, CFO

Thank you, Lisa. As we anticipated, the second quarter proved to be challenging, although we are encouraged by our distributed products and maintenance results, as both are very critical components of Compuware's growth plans. Operating cash flow for the second quarter came in lower than expected at $8.5 million. This shortfall was due primarily to the timing of international tax and profit sharing payment obligations that had been accrued previously. For the year, we continue to forecast cash flow from operations coming in at around $200 million.

As of September 30, our cash balance was approximately $762 million. The cash balance declined from the previous period as a result of a more aggressive stock buy-back program executed during the quarter. During Q2, we purchased approximately $157 million of Compuware stock or 21.7 million shares. Year to date for fiscal year '07, we have purchased approximately $190 million of Compuware stock or 26.3 million shares. We will continue to repurchase shares for the remainder of the fiscal year as market and business conditions dictate.

In a moment, Hank, Andy, and Bob will provide additional details about the quarter and will touch on business operations going forward. First, however, I will provide an update on our overall guidance. Based on our current forecast, we believe mainframe license revenue for Q3 and Q4 will be comparable with the results for Q3 and Q4 of the prior fiscal year. And professional services revenue for the year will come in flat with margins expected to stay in the 11% to 12% range.

Distributed license revenue for the quarter was up more than 10% year over year. Going into the second half of the fiscal year, we remain optimistic about the prospects for our distributed solutions, particularly those in our growth market such as application service management and IT portfolio management. Maintenance was up year over year and sequentially. We continue to expect maintenance to remain steady for the year with a slight increase on the full year basis. In terms of earnings, we continue to expect EPS for the year to be in the range of our previously provided guidance.

I would now like to turn the call over to Hank.

Hank Jallos  - Compuware Corporation - President and COO

Thanks, Laura. As Laura mentioned, Q2 proved to be a challenging quarter for the Company. However, we are encouraged by the performance of our distributed products and maintenance business. We remain extremely optimistic about the future of our distributed business, particularly our core distributed offerings such as Vantage and Changepoint. For the year we expect to see growth in distributed license sales of between approximately 25% to 30%.

We're also pleased with the strength of our maintenance results, especially our growing distributed maintenance base. There's no better indicator the value our solutions provide than a stable, even growing maintenance annuity. In today's IT market, customers only continue to pay maintenance for those solutions that provide immediate and a quantifiable return on investment. As noticed in our preliminary earnings results this month, a great deal of our license weakness for the quarter can be distributed to the substandard performance of our European business operation. We are working hard at correcting this performance, and we are seeing improved pipelines for the second half of the year.

The license weakness for the quarter was concentrated primarily in mainframe license sales, which were down by approximately 25%, both year over year and sequentially. The shortfall was primarily due to capacity transactions which, as you know, are very difficult to forecast.


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Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings
Conference Call

To conclude, I would like to provide a brief update on our channels partner program, which is progressing extremely well. During the quarter, partners contributed or influenced approximately 45% of the total distributed revenue with more than 151 partners having multiple transactions. This represents a 36% increase in partner activity year over year. We also signed up 38 new partners from around the world.

Andy?

Andy Trestrail  - Compuware Corporation - President, COO, Professional Services

Thanks, Hank. Compuware's Professional Services Business continues to be negatively impacted by the poor and deteriorating economic conditions in the Michigan region. Currently, more than 40% of our services business is conducted in Michigan. The environment seemingly continues to worsen, particularly in the domestic automobile industry, a traditionally important sector for our business.

Making matters more challenging, several State of the Michigan IT contracts for which we have been in the running and feel good about our chances of winning have been delayed and will not be awarded until some unspecified point after the gubernatorial elections slated for early next month. We had anticipated that these contracts would have been awarded during the second quarter.

Going forward, we are going to continue to work on improving the execution of the services unit from both a revenue and margin perspective. We are still optimistic about the third and fourth quarters. We are actively working several long-term opportunities that will generate positive momentum in the remainder of FY '07 and the following year.

Thank you, Bob?

Bob Paul  - Compuware Corporation - President, COO Covisint Division

Thanks, Andy.

Compuware Covisint continues to successfully achieve its business plan by expanding its footprint in the automotive industry by entering new and promising vertical markets. This is evidenced by our Q2 achievement of 60% growth in revenue year over year. During the quarter, highlights include Covisint's agreement with Shanghai GM which will expand our messaging integration services with GM and hundreds of its suppliers in North America, Asia, Europe, and Latin America.

Additionally in Q2, Covisint introduced our collaborative exchange with health care which reduces health care costs and increase health care quality for patients, payers, and businesses. We gained 17 new health care customers last quarter including Louisiana Medicaid and Michigan's largest independent physicians organization, United Physicians Group.

These types of contracts will ensure solid growth in subscription revenue and secure Covisint's position as the leading health care interoperability service. Lisa?

Lisa Elkin  - Compuware Corporation - VP Communications and IR

Thank you very much, Bob. Ladies and gentlemen, we will now be happy to take your questions.

QUESTION AND ANSWER

Operator

Indeed. [OPERATOR INSTRUCTIONS]. And representing Piper Jaffrey, our first participant in queue is David Rudow. Please go ahead, sir.

David Rudow  - Piper Jaffray - Analyst

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                                                                FINAL TRANSCRIPT

Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings Conference Call

Good afternoon, everyone.

Lisa Elkin  - Compuware Corporation - VP Communications and IR

Hi, David.

David Rudow - Piper Jaffray - Analyst

First question around the mainframe. You said flat with -- flat year over year for Q3 and Q4. Is that based on total product revenues, or license -- how would you break that out between the two because, based on the results for this quarter, that's a pretty large jump -- even assuming you had some deals that could roll over.

Laura Fournier - Compuware Corporation - SVP, CFO

When we said that we meant mainframe license sales for Q3 and Q4 should be comparable to one year ago for Q3 and Q4.

David Rudow - Piper Jaffray - Analyst

Okay. So flat -- and then maintenance probably flat if that's the case, as well?

Laura Fournier  - Compuware Corporation - SVP, CFO

Maintenance for mainframe is basically flat. With a slight uptick. But our distributed maintenance is doing very well, so overall for the year we should see a slight uptick in maintenance for the -- in total.

David Rudow - Piper Jaffray - Analyst

So what happened -- what was the problem in Europe, then? Was it a distributed problem, or was it mainframe related?

Hank Jallos - Compuware Corporation - President and COO

David, this is Hank. It was really both. And we got a -- in North America we got most of those transactions in already. We didn't get in the quarter. In Europe we got some, but in -- in Europe, they were off on their forecast on distributed as well as mainframe which is very, very unusual.

David Rudow  - Piper Jaffray - Analyst

Is that due to the movement of the previous set of sales executives of Europe coming over and running all of distributed or --

Hank Jallos  - Compuware Corporation - President and COO

Yes, that's what we're attributing it to. I mean, those senior managers in those geographies, okay separating them probably caused some complexity that has taken us a little bit longer.

David Rudow - Piper Jaffray - Analyst

And -- and is this something that -- that fixes itself in a quarter, or is this a two or three quarter problem?


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Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings
Conference Call

Hank Jallos  - Compuware Corporation - President and COO

I think you're going to see a -- a direct improvement this quarter.

David Rudow  - Piper Jaffray - Analyst

Okay.

Hank Jallos  - Compuware Corporation - President and COO

I think we'll be back on track.

David Rudow - Piper Jaffray - Analyst

So it's a minor kind of slippage coming at the end of the quarter and closing deals. Is it a sales problem or a management problem?

Hank Jallos - Compuware Corporation - President and COO

It's a sales problem.

David Rudow - Piper Jaffray - Analyst

Okay. Okay. Fine. And then, Laura, your comment on the guidance for the year, was the guidance$0.40 to $0.45 before?

Laura Fournier - Compuware Corporation - SVP, CFO

That was the original guidance, yes.

David Rudow - Piper Jaffray - Analyst

Okay. And you're holding that?

Laura Fournier - Compuware Corporation - SVP, CFO

We're holding that.

David Rudow - Piper Jaffray - Analyst

Okay. Okay. Any contribution from IBM either on the product side or on the services side?

Laura Fournier - Compuware Corporation - SVP, CFO

Very minimal. Nothing of significance.

David Rudow  - Piper Jaffray - Analyst

Really? Because you had, what, I think it was six million last quarter for product on IBM? And nothing on services?


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Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings
Conference Call

Laura Fournier  - Compuware Corporation - SVP, CFO

Correct. Well, we're continuing to do services with IBM, but they're -- it's minimal. There's no big projects going on or anything of substance. We're continuing to work with IBM on both the services and product side. But right now there's nothing to report.

David Rudow  - Piper Jaffray - Analyst

Okay. And then the cash flow guidance 200 -- does that include the payment of I think it was $20 million or $30 million from IBM for the year?

Laura Fournier - Compuware Corporation - SVP, CFO

We don't necessarily separate that out. It's based on our forecast. So it's really a separate thing. It's -- it's not -- it's just in the overall results of the business.

David Rudow - Piper Jaffray - Analyst

Okay. And then on the testing side, I forget what the growth was in that business. Mercury represented just very good results last night. What are you seeing competitively? Mercury is obviously still able to close deals pretty aggressively. Do you have any special plans in place around testing to try to grab some of those customers?

Hank Jallos - Compuware Corporation - President and COO

Yes, we're talking to a number of them. We also have -- have an awful lot of cars activity, and I don't know if I want to comment on customer names. We have a lot of systems integrators testing, cars activity, as well as mid range and clients that aren't real happy with the transition. And I think what you see -- what you're seeing is a lot of pouring out of the pipelines as they move to Hewlett-Packard.

David Rudow - Piper Jaffray - Analyst

Okay. Okay. So -- and then how about on the partner side, any advancement with testing with some of the partners?

Hank Jallos - Compuware Corporation - President and COO

Absolutely.

David Rudow - Piper Jaffray - Analyst

Okay. Okay. I think that's everything I have. Thank you very much.

Hank Jallos - Compuware Corporation - President and COO

Thanks, David.

Operator

Next in queue we go to the line of Kirk Materne representing Banc of America Securities.

Kirk Materne - Banc of America Securities - Analyst


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                                                                FINAL TRANSCRIPT

Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings Conference Call

Thank you very much. Just to clarify on the license guidance for the end of the year, do you have any IBM contribution and sort of the guidance to get back toward flat, and I guess how should we think about that contribution that you're sort of due this year? Are you sort of assuming that's going to come in below given that we're behind on that? I guess I want to understand where sort of the -- the revenue's coming in either above or below the line or how that's factoring into your guidance.

Laura Fournier - Compuware Corporation - SVP, CFO

At this point, Kirk, we don't have -- there are some deals in the pipeline out there for IBM. And we continue to work them. But it is a real difficult path we go down with them.

Kirk Materne - Banc of America Securities - Analyst

Okay. So I should assume most of what you've given out in terms of guidance, mostly comp --

Laura Fournier - Compuware Corporation - SVP, CFO

Absolutely.

Kirk Materne - Banc of America Securities - Analyst

Anything with IBM sort of gravy on top of that?

Laura Fournier - Compuware Corporation - SVP, CFO

Exactly. Exactly.

Kirk Materne - Banc of America Securities - Analyst

Okay. That's helpful. Bob, could you talk about some of the State of Michigan, probably the Blue Cross/Blue Shield and sort of where that stand in terms of, getting that activated and starting to get paid on that a little bit?

Bob Paul - Compuware Corporation - President, COO Covisint Division

Yes. Right now, the State of Michigan, there was a -- I would say a last second or this week change order to change a little bit of the technology so it was delayed a week. So that Blue Cross/Blue Shield project will be going live the week of November 11. It's the scheduled date right now. So -- so everything's going great. Customer is confident and happy. And we're looking forward to having a successful launch. And really helping them be much more proactive in their relationships with their external constituents.

Relative to the state of Michigan, there are a lot of things in the hopper that we're working with Amman. That span general security, identity and access management opportunities as well as some -- some pretty compelling health care opportunities. And we're looking forward to talking about those in the coming months.

Kirk Materne - Banc of America Securities - Analyst

Okay. And then just finally, Hank, obviously tough quarter in mainframe for you guys. Just qualitatively, about what you see in the mainframe right now. Obviously BMC put up some decent numbers. So I'm just trying to get a sense of why you're sort of capacity utilization is, burning off slower or where you see, where you see the broader market going around that, thanks.

Hank Jallos - Compuware Corporation - President and COO


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Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings
Conference Call

Just making a lot of the stuff in the pipeline, people are being very conservative on the -- on the capacity. We're seeing much more granular than large -- large capacity procurements than we have seen, particularly in Europe.

Kirk Materne - Banc of America Securities - Analyst

Okay, okay. Thank you very much.

Hank Jallos - Compuware Corporation - President and COO

Okay.

Operator

[OPERATOR INSTRUCTIONS]. And representing JP Morgan, next we go to the line of Aaron Schwarz.

Aaron Schwartz  - JPMorgan - Analyst

I had a question on the weakness in Europe. Was there any common denominator you can point to in terms of some of the deals not closing there?

Hank Jallos - Compuware Corporation - President and COO

No. We track them and are involved in them, and there's -- we didn't see any.

Aaron Schwartz - JPMorgan - Analyst

Okay. And you do assume your guidance that close rates would improve in the back half of the year it sounded like?

Hank Jallos - Compuware Corporation - President and COO

Yes.

Aaron Schwartz - JPMorgan - Analyst

Okay. And then shifting to IBM, they -- they've sort of talked a little bit more about their investments into system management software for the mainframe. I'm just wondering what your thoughts were around that, and if that is an area where you think you could partner with them going forward or is that going to be more competitive.

Hank Jallos - Compuware Corporation - President and COO

On the systems management stuff, we -- we're working with them on their internal operations for our -- our global services, as well as a bunch of client engagements. It's a different sell because they tend to think that they can solve all the customers' problems where we can provide a lot of information, even pass it on to Tivoli, et cetera. But we'll have to wait and see. We'll know a lot more in the next two quarters.

Aaron Schwartz - JPMorgan - Analyst


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Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings
Conference Call

Okay. Great. And -- and then in term of their mainframe business, they've talked a lot about the mid market and -- and emerging markets for just actual mainframe hardware growth. I'm just wondering where you think you are in terms of distribution in -- and sales presence in those two areas.

Hank Jallos - Compuware Corporation - President and COO

The mainframe space?

Aaron Schwartz - JPMorgan - Analyst

Yes. And emerging markets in the mid market. Are you properly invested? Do you think you'd have to invest more to capitalize on that?

Hank Jallos - Compuware Corporation - President and COO

We continue to think we have investment grade in all though solution areas. We're -- with the recent announcement to make the mainframe platform easier to use if you will over time, we -- we still think regardless we will be the leader in all those areas in fault management, file and data management, and debugging. And the premium offering and continue to make it easier to use.

Aaron Schwartz - JPMorgan - Analyst

Okay. I -- I guess I was referring more to the sales side. Is that an area you would like to capitalize on, and do you have the sales presence there to do that?

Hank Jallos - Compuware Corporation - President and COO

Yes, we do.

Aaron Schwartz - JPMorgan - Analyst

Okay. And the last question I have is on the services business. The billable headcount is continuing to decline there. I'm wondering if that is in -- in any particular verticals or regions, and if that is natural attrition or -- or not, and what the plans are there for headcount.

Andy Trestrail - Compuware Corporation - President, COO, Professional Services

You know, it's not in any particular region. Although, you know, Michigan has been our most challenged region. We have aggressive plans to continue to hire and -- and add headcount into our operation. We have, you know, needs that -- that are there in our pipeline for candidates. And we're going to continue to aggressively pursue those candidates in the market and bring them on. That is part of our strategy in shoring up the business and making sure that we can deliver more positive results.

Aaron Schwartz - JPMorgan - Analyst

Okay. Thanks for taking my questions.

Andy Trestrail - Compuware Corporation - President, COO, Professional Services

Thank you.

Operator


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                                                                FINAL TRANSCRIPT

Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings Conference Call

And thank you, Mr. Schwarz. Next, representing Planning Alternative, the line of William Vanover. Please go ahead, sir.

William Vanover - Planning Alternative - Analyst

Yes, I was wondering can you identify where Covisint would appear on the income statement?

Laura Fournier - Compuware Corporation - SVP, CFO

Covisint is included in revenue and services cost.

William Vanover  - Planning Alternative - Analyst

Thank you.

Laura Fournier  - Compuware Corporation - SVP, CFO

You're welcome.

Operator

And with that, Ms. Elkin, there are no further questions. I'll turn the call back to you for any closing remarks.

Lisa Elkin - Compuware Corporation - VP Communications and IR

Thank you very much. At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest, and we hope you have a wonderful evening. Thank you.

Operator

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320-365-3844.  Again,  with the conference ID of 840562.  That does conclude our call for this quarter. Thank you very much for your participation. As well as for using AT&T's executive teleconference service. You may disconnect.


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

                                                                FINAL TRANSCRIPT

Oct. 26. 2006 / 5:00PM ET, CPWR - Q2 2007 Compuware Corporation Earnings Conference Call

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